UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

KAYDON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-12640 (Commission File Number)	13-3186040 (IRS Employer Identification No.)

315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (734) 747-7025

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) Gerald J. Breen resigned from the Board of Directors of Kaydon Corporation (the “Company”) effective April 4, 2005. Mr. Breen has indicated that his reasons for deciding to resign are personal and unrelated to his service as a Director of the Company or to any matter involving the Company or its operations, policies or practices. Mr. Breen has also indicated that he has no disagreement with the Company, its Board of Directors or its management.

     Mr. Breen served as a Director of the Company since 1992. He was a distinguished leader and made a significant contribution to the Company’s success.

     (d) On March 31, 2005, the Company’s Board of Directors appointed Mr. James O’Leary as a Director to fill a vacancy. A copy of the Company’s press release, dated April 1, 2005, announcing Mr. O’Leary’s appointment to the Board of Directors is attached hereto as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99	Press Release dated April 1, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 6, 2005	KAYDON CORPORATION
	By:	/s/ John F. Brocci
John F. Brocci
Vice President Administration & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release dated April 1, 2005